THESE WARRANTS AND THE SHARES OF CLASS C COMMON STOCK
                  PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THESE WARRANTS AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN AND THAT CERTAIN STOCKHOLDERS AGREEMENT AMONG THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE OFFICES OF NRE HOLDINGS, INC.


                              NRE HOLDINGS, INC.

                        COMMON STOCK PURCHASE WARRANTS


                         Dated as of February 7, 1996


Security No. NRE-W-1                                           71.72 Warrants


         NRE Holdings, Inc., a Delaware corporation (the "Company"), by this certificate (a "Warrant Certificate") certifies that, for value received, ATWELL & CO., as nominee for PMI Mezzanine Fund, L.P., or registered permitted assigns (sometimes hereinafter referred to as the "Warrantholders") is the registered holder of warrants (said warrants and any warrants issued in exchange therefor or transfer or replacement thereof being hereinafter collectively referred to as the "Warrants") to purchase from the Company Seventy-One and 72/100 (71.72) fully paid and nonassessable shares (together with shares issued upon exchange, transfer or replacement thereof and as such number may be adjusted, the "Shares") of the Class C Common Stock of the Company (the "Class C Stock" and, together with the Class A, B, and D Common Stock of the Company, the "Common Stock"), subject to the provisions of
Section 18, at any time or from time to time until 5:00 p.m. New York time on February 7, 2006, at an exercise price of Ten Dollars ($10.00) per share, subject to adjustment as provided herein (as such price may be adjusted, the "Exercise Price"), upon surrender of an equal number of Warrants and payment of the Exercise Price therefor but only subject to the terms and conditions set forth herein. The Exercise Price and the number of Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth herein.

         1.       Exercise of Warrants.

         1.1 No Warrant may be exercised after 5:00 p.m., New York time, on February 7, 2006 (the "Termination Date"). All Warrants evidenced hereby shall thereafter become void. Warrants may be exercised to purchase Shares from the Company on or after the date hereof and on or before 5:00 p.m., New York time, on the Termination Date, at the Exercise Price, subject to adjustment, as hereinafter referred to. The registered holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price (a) in cash or by wire transfer of federal funds or other delivery of immediately available funds or (if the exercise is by the person to whom the Warrants are initially issued) by check reasonably acceptable to the Company, (b) to the extent permitted by law, by delivery of Senior Subordinated Notes due 2005 of the Company, duly endorsed or accompanied by appropriate instruments of transfer duly executed by the registered holder thereof, which Notes shall be applied to the payment of the Exercise Price at 100% of their original principal amount plus accrued interest to the date of delivery, or (c) by a combination of the methods specified in clauses (a) and (b); provided, however, that if the Warrant so exercised has been duly assigned in accordance with the provisions of Section 12, such assignee may exercise such Warrant prior to, or in the absence of, the registration of such assignment as though such assignee were the registered holder of such Warrant. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the registered holder hereof or its permitted assignee a new Warrant Certificate of like tenor and series for the remaining Shares for which this Warrant Certificate is exercisable at the time of and giving effect to such exercise and surrender; provided, however, that in accordance with Section 11, the Company shall not be required to issue fractions of Shares or to distribute certificates that evidence fractions of Shares. The rights, privileges, obligations and restrictions created or conveyed by this Warrant Certificate in the Shares or to the holders thereof shall survive the transfer of the Shares or the remaining Warrants to another person and/or the exercise, expiration or other termination of the Warrants, and shall inhere in the Shares and inure to the benefit of and be binding upon the holders thereof until, and shall expire upon, the termination of such rights, privileges, obligations, and restrictions as provided herein or in the Stockholders Agreement referred to in Section 2, below, notwithstanding the retirement and/or cancellation of this Warrant Certificate. To evidence such surviving rights, privileges, obligations, and restrictions, upon the request of the Company or any such holder of Shares, the Company and such holder shall execute an instrument or agreement confirming such rights, privileges, obligations and restrictions.

         1.2 Any other provisions of this Warrant Certificate to the contrary notwithstanding, no person shall be entitled to exercise the rights under this Warrant Certificate to purchase securities of the Company if, as a result of such purchase, such person would own, control or have power to vote securities of the Company in violation or contravention of any law or regulation or any judgment, decree or order of any governmental authority then applicable to such person. For the purposes of this Section 1.2, a written statement exercising the Warrants, delivered to the Company upon surrender of this Warrant, to the effect that such person is legally entitled to exercise its right under this Warrant to purchase securities of the Company and that such purchase will not violate or contravene any law or regulation or any judgment, decree or order of any governmental authority then applicable to such person, shall be conclusive and binding upon the Company and shall absolutely obligate and bind the Company to deliver, in accordance with the other terms and provisions hereof, certificates or other appropriate instruments representing the securities so purchased.

         2. Related Agreements. The Warrants evidenced by this Warrant Certificate are a portion of a series of like common stock purchase warrants (collectively, the "Series Warrants") that are evidenced by certificates of like tenor (the "Series Warrant Certificates") that have been issued pursuant to that certain Note Purchase Agreement dated as of February 7, 1996 (the "Purchase Agreement"), among the Company, National Restaurant Enterprises, Inc., and the initial Warrantholder. Pursuant to the Purchase Agreement, the Company has entered into that certain Waiver and Amendment No. 2 to Stockholders Agreement dated as of February 7, 1996, which amends that certain Stockholders Agreement dated as of September 1, 1994, among the Company and certain of its stockholders, as amended by that certain Consent and Amendment No. 1 to Stockholders Agreement dated as of November 30, 1994 (such Stockholders Agreement as amended from time to time, the "Stockholders Agreement"), the terms and provisions of which shall be binding upon and inure to the benefit of the holders of the Warrants and the Shares. The Company shall maintain a copy of the Stockholders Agreement at the Company's principal offices, and shall make such copy available for review by any holder of the Warrants and/or the Shares upon request of such holder.

         3.       Execution of Warrant Certificates.

         3.1 This Warrant Certificate and all Warrant Certificates issued upon exchange, transfer or replacement hereof have been or shall be executed by manual or facsimile signature on behalf of the Company by a duly authorized officer of the Company (an "Officer").

         3.2 In case any Officer of the Company who shall have signed this Warrant Certificate or any Warrant Certificates issued upon exchange, transfer or replacement hereof shall cease to be such an Officer either before or after delivery thereof by the Company, the signature of such person on such Warrant Certificates, nevertheless, shall be valid and such Warrant Certificates may be issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though such person had not ceased to be such an Officer of the Company. This Warrant Certificate and all Warrant Certificates issued upon exchange, transfer or replacement hereof may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Certificate any such person was not such an Officer. Each Warrant Certificate shall be dated the date of its execution by the Company.

         4.       Registration.

         4.1 The Series Warrant Certificates shall be numbered and registered as they are issued in a Warrant register (the "Warrant Register") in the names of the record holders of the Series Warrant Certificates to whom they are to be distributed. Series Warrant Certificates shall be numbered "NRE-W-1" and following. Any Holder (as defined below) may change such Holder's address and facsimile number as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given to such Holder at the address or the facsimile number shown on the Warrant Register.

         4.2 For the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, the Company shall (a) be entitled to treat the registered holder of a Series Warrant Certificate on the Warrant Register (such registered holder, the "Holder") as the absolute owner in fact of the Series Warrants evidenced by such Series Warrant Certificate,
(b) not be bound to recognize any equitable or other claim to or interest in such Series Warrants on the part of any person other than the Holder and (c) not be liable for any registration of transfer of Series Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with actual knowledge of such facts that its participation therein amounts to bad faith (notwithstanding any notation of ownership or other writing thereon made by anyone), and the Company shall not be affected by any notice to the contrary or have any duty to make inquiry into any such matter. Upon execution and delivery by the Company, each Series Warrant Certificate shall be valid and binding on the Company and each Holder thereof shall be entitled to all the benefits set forth therein.

         5.       Registration of Transfers and Exchanges.

         5.1 The Company shall from time to time register the transfer to permitted transferees of any outstanding Series Warrant Certificates on the Warrant Register, upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any such registration of transfer, a new Series Warrant Certificate or Certificates of like tenor and series and exercisable for the same aggregate number of Shares shall be issued to the permitted transferee and the surrendered Series Warrant Certificate shall be cancelled and disposed of by the Company.

         5.2 This Warrant Certificate and all Warrant Certificates issued upon exchange, transfer or replacement hereof, when surrendered to the Company by the registered holder hereof or thereof in person or by legal representative or by attorney duly authorized in writing, may be exchanged, without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series exercisable for the same aggregate number of Shares and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

         5.3 Subject to Section 7, the Company shall pay all expenses, transfer taxes and related charges in connection with the preparation, issuance and delivery of the Series Warrant Certificates.

         5.4 Notwithstanding the foregoing, the Company shall have no obligation to cause Warrant Certificates to be transferred on its Warrant Register to any person, unless (a) the Holder of such Warrant Certificates shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the provisions of
Section 12 hereof, and (b) the proposed transferee is an Institutional Lender (as defined in the Purchase Agreement) or such transfer is otherwise permitted under the Stockholders Agreement.

         6.       Term and Exercise of Warrants.

         6.1 Subject to the terms of this Warrant Certificate, each Holder shall have the right, which may be exercised on or after the date hereof and until 5:00 p.m., New York time, on the Termination Date, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants as provided under this
Section 6 and Section 10.

         6.2 The Warrants evidenced by this Warrant Certificate shall be exercisable, at the election of the Holder hereof, either as an entirety or from time to time for part of the number of Warrants specified in this Warrant Certificate.

         6.3 Subject to Section 7 hereof, upon surrender of this Warrant Certificate and payment of the Exercise Price (or, in the event of an exercise of the Conversion Right pursuant to Section 15 hereof, upon surrender of this Warrant Certificate), the Company shall cause to be issued and delivered to or upon the written order of the Holder of this Warrant Certificate and in such name or names as such Holder may designate (subject to Section 12), a certificate for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by this Warrant Certificate. Subject to Section 12, such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares for all purposes as of the date of the surrender of this Warrant Certificate and payment of the Exercise Price.

         7. Payment of Taxes. The Company shall pay all transfer taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Series Warrant Certificates or any certificates for Shares in a name other than that of the Holder of this Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid or that no tax is payable.

         8. Mutilated or Missing Warrant Certificates. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall upon cancellation of this Warrant Certificate, if mutilated, or in lieu of and substitution for this Warrant Certificate, if lost, stolen or destroyed, issue a new Warrant Certificate or Certificates of like tenor and series and exercisable for the same aggregate number of Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant Certificate and indemnity or bond, if requested, also reasonably satisfactory to the Company; provided, however, that if the Holder of this Warrant Certificate is the original Holder of the Warrants or is any other Institutional Lender, the written undertaking of such Holder indemnifying the Company against losses, damages, costs and expenses (including reasonable attorneys' fees) arising from such loss, theft or destruction shall be sufficient security and indemnity. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         9.       Reservation of Shares.

         9.1 (a) There have been reserved, and the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class C Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of the Warrants, the maximum number of shares of Class C Stock deliverable upon the exercise of all outstanding Series Warrants. If, at any time, there is a transfer agent for the Shares ("Transfer Agent"), the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Class C Stock as shall be required for such purpose. The Company shall keep a copy of the form of the Series Warrant Certificate on file with the Transfer Agent. All Series Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be cancelled.

                  (b) Before taking any action that would cause an adjustment pursuant to Section 10, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted. Before making an adjustment pursuant to Section 10, the Company shall obtain all such authorizations or exceptions therefor or consents thereto as may be necessary from any applicable public regulatory body or bodies having jurisdiction over the Company.

                  (c) The Company represents and warrants that all Shares issued upon exercise of the Warrants shall, upon issuance in accordance with the terms of this Warrant Certificate, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests created by the Company.

         10. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10.

         10.1 In the event that the Company shall at any time after February 7, 1996, (i) declare a dividend or make a distribution on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification or reorganization of Common Stock, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         10.2 In the event that the Company shall issue rights, options or warrants to any person or persons who are at the time of such issuance the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the Current Market Price (as defined in Section 10.5) per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Exercise Price to be in effect on and after such record date (or issuance date, as the case may be) shall be determined by multiplying the Exercise Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such Current Market Price on such record date (or issuance date, as the case may be) and of which the denominator shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case such subscription price may be paid in part or in whole in a form other than cash, the value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. In case the Company shall issue rights, options, or warrants containing the right to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) as an integral part of the issuance of debt or the obtaining of other financing by the Company, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 10.2, the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, or warrants issued in connection with such debt or financing taking into account the interest rate, fees, premiums, dividends and other amounts payable in connection with such debt or financing and a good faith estimate of the expected return with respect to such transaction taken as a whole. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be required under this Section 10.2 with regard to:
(a) the issuance of rights, options, or warrants to employees of the Company or any of its subsidiaries to the extent that the aggregate number of shares of Common Stock to which such rights, options, or warrants relate, when added to the aggregate number of shares of Common Stock and shares of Common Stock relating to rights, options, warrants, or convertible or exchangeable securities issued to employees of the Company or any of its subsidiaries in transactions described in Section 10.4, do not exceed two percent (2%) of the outstanding shares of Common Stock, on a fully-diluted basis, as of February 7, 1996; and (b) the issuance of rights, options, or warrants with respect to which the Holder was entitled to exercise a right of first refusal under
Section 5.5 of the Stockholders Agreement.

         10.3 In the event that the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than dividends and distributions referred to in Section 10.1 above and other than cash dividends) or of subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company (excluding those referred to in Section 10.2), the Exercise Price to be in effect on and after such record date shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one share of the Common Stock outstanding as of such record date, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment was made.

         10.4 In the event that the Company shall issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (A) shares, rights, options, warrants, or convertible or exchangeable securities outstanding or issued on the date of the original issuance of Warrants hereunder or issued in any of the transactions described in Section 10.1,

Section 10.2, or Section 10.3 above, (B) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (C) the Series Warrants and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (X) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (Y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Price per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 10.4, the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 10.4, the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, as an integral part of the issuance of debt or the obtaining of other financing by the Company, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 10.4, the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities issued in connection with such debt or financing taking into account the interest rate, fees, premiums, dividends and other amounts payable in connection with such debt or financing and a good faith estimate of the expected return with respect to such transaction taken as a whole. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be required under this Section 10.4 with regard to: (a) the issuance of shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities to employees of the Company or any of its subsidiaries to the extent that the aggregate number of such shares of Common Stock and shares of Common Stock to which such rights, options, warrants, or convertible or exchangeable securities relate, when added to the aggregate number of shares of Common Stock relating to rights, options, or warrants issued to employees of the Company or any of its subsidiaries in transactions described in Section 10.2, do not exceed two percent (2%) of the outstanding shares of Common Stock, on a fully-diluted basis, as of February 7, 1996; and (b) the issuance of shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities to any person or persons who are at the time of such issuance the holders of equity securities of the Company with respect to which the Holder was entitled to exercise a right of first refusal under Section 5.5 of the Stockholders Agreement.

         10.5 (a) In the event that the Company effects a private placement of Common Stock, by and through (x) an investment banking firm of national reputation which is a member of the National Association of Securities Dealers, Inc. or (y) The Jordan Company, a New York general partnership, in an arms-length transaction with an investor that is not affiliated with the Company or any officer of the Company, then the Current Market Price per share of Common Stock for the purpose of any computation under Section 10.4 in connection with such placement shall be deemed to be equal to the price per share paid by such investor in such placement. Except as set forth in the preceding sentence, for the purpose of any computation under Section 10.2,
Section 10.3, Section 10.4, Section 11, or Section 15.1, the "Current Market Price" per share of the Common Stock on any date (the "Computation Date") shall be deemed to be the average of the daily closing prices of the Common Stock (or, if applicable, any class of Common Stock then publicly traded) for the 20 consecutive trading days ending the tenth trading day before such Computation Date; provided, however, that if there shall have occurred prior to the Computation Date a combination or reclassification of the outstanding shares of Common Stock (or, if applicable, any class of Common Stock then publicly traded) into a smaller number of shares and such action or transaction shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such period of 20 consecutive trading days, then the closing price for each trading day preceding the Market-

Effect Date shall be adjusted, for purposes of calculating the Current Market Price, by multiplying such closing price by a fraction, the numerator of which is the Exercise Price in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price in effect immediately prior to the Market-Effect Date. The closing price for each day shall be (1) if the security is traded on a national securities exchange (i) its last sale price or, (ii) if there was no sale on that day, the last sale price on the next preceding business day on which there was a sale, all as made available over the Consolidated Last Sale Reporting System of the Consolidated Tape Association Plan, or (iii) if the security is not then eligible for reporting over this system, its last sale price on such national securities exchange or, if there was no sale on that day, on the next preceding business day on which there was a sale on such exchange, or (2) if the security is not traded on a national securities exchange but trades solely in the over-the-counter market and the security is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") (i) the last sale price reported on NASDAQ or (ii) if the security is an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask quotations on such day, but, in each of the next preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding business day on which there was such a price or quotation or, (iii) if the security is not reported or quoted on NASDAQ, the highest average bid and ask quotations as quoted in any of The Wall Street Journal, the National Quotation Bureau, Inc. pink sheets, the Salomon Brothers quotation sheets, quotation sheets of registered market makers and, if necessary, dealers' telephone quotations, or, (3) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be made in good faith by the Board of Directors. If the Board of Directors is unable to determine any Valuation (as defined below), or if the Holders of at least fifty-one percent (51%) of the Series Warrants then outstanding (collectively, the "Requesting Holders") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the Board's determination thereof is communicated to Holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the Holders. If the Board of Directors was unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. If the Holders disagreed with the Board's determination of such Valuation, the party whose determination of such Valuation differed from the Valuation determined by such investment banking firm by the greatest amount shall bear all costs and fees of such investment banking firm. For purposes of this Section 10.5, the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of (i) the value of non-cash consideration in a subscription price, as set forth in the second sentence of Section 10.2, (ii) the fair value of rights, options, or warrants being issued as an integral part of the issuance of debt or the obtaining of other financing by the Company, as set forth in the third sentence of Section 10.2, (iii) the fair market value of assets or evidences of indebtedness, as set forth in the first sentence of Section 10.3, (iv) the fair value of property other than cash or its equivalent received as consideration, as set forth in the fourth sentence of Section 10.4, (v) the fair value of rights, options, warrants, or convertible or exchangeable securities being sold as part of a unit, as set forth in the fifth sentence of
Section 10.4, (vi) the fair value of shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities being sold or issued as an integral part of the issuance of debt or the obtaining of other financing by the Company, as set forth in the sixth sentence of Section 10.4, (vii) the Current Market Price per share of Common Stock pursuant to clause (3) above, or (viii) the fair market value of shares of stock or other securities, property or cash to which a holder of Common Stock would be entitled upon a merger, consolidation, or recapitalization for purposes of Section 10.9.

                  (b) For the purpose of any calculation under this Section 10, shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary of the Company on any date shall not be deemed to be outstanding on such date, and the sale or other disposition of any shares of Common Stock or other securities issued by the Company and owned by or held for the account of the Company or any majority-owned subsidiary of the Company shall be deemed an issuance thereof. For the purposes of adjusting the Exercise Price pursuant to this Section 10, Common Stock shall be deemed to be outstanding at a particular time if it is outstanding at such time or if it can be acquired upon the conversion of any then outstanding shares of convertible or exchangeable securities or can be purchased upon the exercise of any outstanding rights, warrants, or options or acquired upon the conversion of any convertible securities which can be purchased upon the exercise of any outstanding rights, warrants or options.

         10.6 (a) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section
10.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest $.0005.

                  (b) No adjustment shall be made in connection with the issuance of any shares of Common Stock or other securities in a bona fide public offering pursuant to a firm commitment underwriting managed by a firm which is a member of the National Association of Securities Dealers, Inc.

         10.7 In the event that at any time, as a result of an adjustment made pursuant to Section 10.1, the Holder of any Warrant thereafter exercised shall become entitled to receive any share of capital stock or securities of the Company other than shares of Class C Stock, thereafter the number of such other shares or securities so receivable upon exercise of any Warrant and the exercise price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Section 10.1 through
Section 10.4, inclusive, and the provisions of this Warrant Certificate with respect to the Shares shall apply on like terms to any such other shares or securities.

         10.8 Upon each adjustment of the Exercise Price as a result of the calculations made in Section 10.1, Section 10.2, Section 10.3, or Section 10.4, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Class C Stock purchasable upon exercise of the Warrant immediately prior to adjustment by the Exercise Price in effect immediately prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price. However, in the event that the Company is unable or fails (notwithstanding the provisions of Section 9.1(b) and Schedule 13) to take an action, or obtain an authorization, exception or consent, necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted, then the adjustment to the number of Shares evidenced by each Warrant provided for in the immediately preceding sentence shall nevertheless take effect immediately at the time provided in Section 10.1,
Section 10.2, Section 10.3, or Section 10.4 for such adjustment of the Exercise Price; provided, however, that nothing in this sentence shall relieve the Company of its obligation to comply with Section 9.1(b) and with Section 13.

         10.9 In the event of (a) any capital reorganization of the Company, or any reclassification of the Class C Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, and other than a distribution referred to in Section 10.3), (b) any consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Class C Stock) or (c) any sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, (each such event in clauses (a), (b) or (c) being an "Exchange Event") each Warrant shall after such Exchange Event be exercisable, upon the terms and conditions specified in this Warrant Certificate, for the number of shares of stock or other securities, property, or cash to which a holder of the number of Shares purchasable (at the time of such Exchange Event) upon exercise of such Warrant would have been entitled upon such Exchange Event; and in any such case, if necessary, the provisions set forth in this Section 10 with respect to the rights and interests thereafter of the Holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, property, or cash thereafter deliverable on the exercise of the Warrants. At the option of the Company, the Holders shall exercise the Warrants, subject to the provisions of this Section 10.9, upon any Exchange Event described in clause (b) above which is entered into by the Company with an unrelated third party on an arm's length basis. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be an Exchange Event for the purposes of this Section 10.9. The Company shall not effect any such Exchange Event, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) or entity resulting from such Exchange Event shall assume, by written instrument, the obligation to deliver to the Holder of each Warrant such shares of stock, securities, assets, or cash as, in accordance with the foregoing provisions, such Holder may be entitled to purchase and all the other obligations under this Warrant Certificate. In the event of a sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate thirty (30) days after the Company gives written notice to the registered Holder of such Warrant that such sale or conveyance or other transfer has been consummated.

         11. Fractional Shares. Notwithstanding any adjustment pursuant to
Section 10 in the number of Shares purchasable upon the exercise of a Warrant or any exercise of the Conversion Right pursuant to Section 15, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered Holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of a share of Common Stock, such amount to be rounded to the nearest cent. If more than one Warrant Certificate shall be surrendered for exercise at one time by the same registered Holder, the number of shares of Class C Stock which shall be issuable upon their exercise shall be computed on the basis of the aggregate number of Shares evidenced by the Warrant Certificates so surrendered.

         12.      Restrictions on Transfer.

         12.1 Each of the Holders, by acceptance of such Holder's Series Warrant Certificate, represents and warrants to the Company (a) that such Holder is acquiring its Warrants for its own account, and not with a view to the resale or distribution of its Warrants, the related Shares, or any part thereof (provided that the disposition of such Holder's property shall at all times be and remain in the control of such Holder), (b) that such Holder is experienced in evaluating and investing in securities such as the Warrants and the Shares, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants and the Shares, (c) that it shall not dispose of any Warrants or Shares except to one or more Institutional Lenders or as otherwise permitted under the Stockholders Agreement, and (d) that it shall not dispose of any Warrants or Shares (the "Restricted Securities") except pursuant to this Section 12.

         12.2 (a) Except as otherwise permitted by this Section 12, each Warrant Certificate (including each Warrant Certificate issued upon the transfer of any Warrant Certificate) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THESE WARRANTS AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THESE WARRANTS AND THE SHARES OF CLASS C COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN AND THAT CERTAIN STOCKHOLDERS AGREEMENT AMONG THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS.

                  (b) Except as otherwise permitted by this Section 12, each certificate for Class C Stock issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Class C Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. SUCH SHARES HAVE THE RIGHTS AND PRIVILEGES AND ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN STOCKHOLDERS AGREEMENT AMONG THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS.

         12.3 Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer and to comply in all other respects with this Section 12.3. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to the Company to consider the opinions referred to below; and (b) designate counsel for the Holder giving such notice (who may be house counsel for such Holder). The Holder giving such notice shall submit a copy thereof to the counsel designated in such notice and the Company shall promptly submit a copy thereof to its counsel. The following provisions shall then apply:

                  (a) If, in the opinion of counsel to the transferor, reasonably satisfactory to counsel for the Company (such opinion to be addressed and delivered to the Company), the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, such Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate representing such securities issued upon or in connection with such transfer shall bear the restrictive legends required by
Section 12.2, unless the related restrictions on transfer provided for herein shall have ceased and terminated as to such securities pursuant to Section 12.4.

                  (b) If the Company does not receive the opinion described in
Section 12.3(a), such Holder shall not be entitled to transfer such Restricted Securities until either (i) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 12.3 and fulfillment of the provisions of clause (a) above or (ii) such Restricted Securities have been effectively registered under the Securities Act.

         12.4 The restrictions imposed by this Section 12 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such Restricted Securities shall have been effectively registered under the Securities Act and any applicable securities or "blue sky" law of any state, or (b) when, in the opinion of counsel for the Holder thereof, reasonably satisfactory to counsel for the Company (such opinion to be addressed and delivered to the Company), such restrictions are no longer required in order to ensure compliance with the Securities Act and any applicable securities or "blue sky" law of any state. Whenever such restrictions shall cease and terminate as to any Restricted Securities (as determined pursuant to the preceding sentence), the Holder thereof shall be entitled to receive from the Company, without expense (other than the payment of taxes as provided in Section 7), new securities of like tenor not bearing the applicable legends required by Section 12.2.

         13. Company Assurances. The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities, or any other voluntary action, seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith seek to carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants and Shares acquired upon the exercise of the Warrants (collectively, the "Securities") against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value (if any) of any Shares to exceed the Exercise Price and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue, free from preemptive rights, fully paid and non-assessable Shares upon the exercise of all Warrants from time to time outstanding; provided, however, that in the event that the Company proposes to effectuate a stock split and, as a result thereof, the par value of any Shares would exceed the Exercise Price, the Company and the Holder shall negotiate an equitable adjustment to the terms of the Warrants to avoid such result and to provide for substantially equivalent terms of the Warrants.

         14. Availability of Information. If the Company shall file a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or a registration statement pursuant to the requirements of the Securities Act, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and shall comply with all other public information reporting requirements of the Securities and Exchange Commission (the "Commission") (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall also cooperate with each Holder of any Restricted Securities in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.

         15.      Right to Convert Warrants into Shares; Net Issuance.

                  15.1 In addition to and without limiting the rights of the Holder under the terms of this Warrant Certificate, the Holder shall have the right to convert the Warrants or any portion thereof (the "Conversion Right") into Shares as provided in this Section 15 at any time on or after the date hereof and on or before 5:00 p.m., New York time, on the Termination Date. Upon exercise of the Conversion Right with respect to a particular number of Shares subject to this Warrant Certificate (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of Shares of fully paid and nonassessable Class C Stock equal to the quotient obtained by dividing (x) the value of the Warrants (or the specified portion hereof) as of the date of the Conversion Notice (as defined in Section 15.2, below), which value shall be equal to (i) the aggregate Current Market Price of the Converted Warrant Shares issuable upon exercise of the Warrants (or the specified portion thereof) as of the date of the Conversion Notice less (ii) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (y) the Current Market Price of one Share as of the date of the Conversion Notice.

                  Expressed as a formula, such conversion shall be computed as follows:

        X=  A - B
            -----
             Y

        Where:       X =    the number of Shares issued to the Holder under
                            this Conversion Right

                     Y =    the Current Market Price of one Share

                     A      = the aggregate Current
                            Market Price (i.e.,
                            Current Market Price
                            multiplied by the number
                            of Converted Warrant
                            Shares)

                     B = the aggregate Exercise Price (i.e., Exercise Price multiplied by the number of Converted Warrant Shares)

                  15.2 The Conversion Right may be exercised by the Holder by the surrender of this Warrant Certificate to the Company together with a written statement (the "Conversion Notice") specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to this Warrant Certificate which are being surrendered (referred to in Section 15.1, above, as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon the fifth (5th) business day following receipt by the Company of this Warrant Certificate together with the Conversion Notice, or on such later date as is specified therein.

         16.      Information to Warrantholders; No Right as Stockholders.

                  (a) Upon any adjustment of the Exercise Price pursuant to
Section 10, the Company within twenty (20) calendar days thereafter shall cause to be given to each of the Holders at its address appearing on the Warrant Register a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of a Warrant after such adjustment in the Exercise Price, by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 16. At its option, the Holder of a Warrant may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public account at the expense of the Company.

                  (b)      In case:

                  (i) the Company shall declare a dividend or authorize a distribution on the Common Stock payable in shares of Common Stock, authorize the subdivision or combination of the outstanding Common Stock, authorize the issuance of any shares of its capital stock in a reclassification of the Common Stock, or authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                  (ii) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets; or

                  (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (v) the Company proposes to take any other action which would require an adjustment of the Exercise Price pursuant to Section 10;

then the Company shall cause to be given to each of the Holders at his address appearing on the Warrant Register, at least twenty (20) calendar days (or ten
(10) calendar days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, by first-class mail, postage pre-paid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (y) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 16 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, or winding up or the vote upon any action.

                  (c) Nothing contained in any of the Series Warrant Certificates shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         17. Registration Rights. The Holder is entitled to registration rights with respect to the Securities as set forth in the Stockholders Agreement.

         18.      Special Call Rights.

                  18.1 At any time after a Special Call Event (as defined in Section 18.2, below), the Company shall have the right (each, a "Special Call Right") to repurchase from the Holder that portion of the Securities of the Holder determined pursuant to Section 18.3, for the consideration of Ten Dollars ($10.00) for each Share of Class C Stock (or other capital stock issued in respect thereof in the event of an adjustment pursuant to the terms hereof) so repurchased and for no consideration for each Warrant so repurchased, in accordance with the procedure set forth in this Section 18; provided, however, that the Special Call Right shall terminate upon the first to occur of (a) August 7, 1997 and (b) a Change of Control Event (as defined in the Purchase Agreement) other than the Special Call Event.

                  18.2 For purposes of this Section 18, "Special Call Event" means the first sale of Common Stock to the public effected pursuant to a registration statement filed with the Commission under the Securities Act; provided that (a) (i) in such sale, the Holders shall have been entitled to sell all of the Securities (or other securities into which the Shares may be convertible) of the Holders (other than those subject to the Special Call Right) for an aggregate amount not less than $2,700,000 (net of underwriter's commissions and discounts) or (ii) substantially contemporaneous with such sale, the Company shall elect to purchase, and purchases, all of the Securities (or other securities into which the Shares may be convertible) of the Holders (other than those subject to the Special Call Right) at a price per share not less than the net price per share obtained in such sale and at an aggregate price not less than $2,700,000; in which event, the Holders shall sell such Securities (or such other securities) for such price, and (b) from the proceeds to the Company of such sale or prior thereto, the Subordinated Notes (as defined in the Purchase Agreement) shall have been paid in full together with any applicable prepayment premium.

                  18.3 Upon the occurrence of a Special Call Event, the Company shall be entitled to repurchase Securities of the Holder representing Thirty-Nine and 446/1000 (39.446) Shares (as such number may be adjusted pursuant to Section 10).

                  18.4 The Company shall exercise the Special Call Right by providing a written notice to the Holder not later than ninety (90) days after the occurrence of the Special Call Event, which notice shall expressly state:
(a) the Special Call Event has occurred or shall occur; (b) the date and time of the closing of the repurchase, which date shall be not less than ten (10) days after the date of the notice of exercise and on or after the closing of the Special Call Event; and (c) the place for the closing of the repurchase. At such closing, the Company shall deliver to the Holder the consideration for the Securities surrendered by the Holder.

         19. Notices. All notices and other communications to the Holder hereof provided for hereunder shall, unless otherwise provided herein, be in writing and mailed or sent or delivered to its address set forth in the Warrant Register or sent by facsimile to the facsimile number set forth in the Warrant Register. All such notices and communications shall be effective as follows: if sent by hand delivery, upon delivery; if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, postage prepaid; and if sent by courier service or by facsimile, upon receipt.

         20. Governing Law. This Warrant Certificate shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         21. Consent to Amendments. The rights and privileges of the Holders pursuant to the Series Warrant Certificates may be amended and the Company may take any action therein prohibited or omit to perform any act therein required to be performed by it only if the Company shall have obtained the written consent to such amendment, action, or omission to act, of the Holders of at least a majority of the Series Warrants at the time outstanding (or, in the case of an amendment, action or omission to act affecting the rights and privileges of the holders of Shares, the written consent of the holders of a majority of the Securities at the time outstanding), and each holder of any Security at the time or thereafter outstanding shall be bound by any such consent; provided, however, that notwithstanding anything in this Section 21 to the contrary, without the written consent of the Holders of all Series Warrants at the time outstanding (or, in the case of a consent, amendment or waiver affecting the rights and privileges of the holders of Shares, the written consent of the holders of all Securities at the time outstanding), no consent, amendment or waiver to or under the Series Warrant Certificates shall amend or modify the Exercise Price or affect the date on which the Series Warrants terminate. The Company shall promptly send to each Holder copies of any amendment, consent, or waiver, and copies of any request approved by the Company for any amendment, consent, or waiver relating to the Series Warrant Certificates. No course of dealing between the Company and any holder of Securities nor any delay in exercising rights shall operate as a waiver of any rights of any such holder.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the date indicated below.


Dated:  February 7, 1996                         NRE HOLDINGS, INC.,
                                                 a Delaware corporation



                                      By: /s/
                                         ------------------------
                                         Name:
                                         Title: C.F.O. and Secretary

                        [Form of Election to Purchase]

               (To be executed upon exercise of Warrant prior to
              5:00 p.m., New York time, on the Termination Date)

                  The undersigned hereby irrevocably elects to exercise, for the purchase of __________ Shares of Class C Common Stock, __________ Warrants represented by this Warrant Certificate and to purchase the Shares of Class C Common Stock issuable upon the exercise of said Warrants and herewith tenders in consideration for such Shares the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate or certificates representing such Shares be registered in the name of __________ whose address is ____________________ and that such certificate(s) be delivered to __________ whose address is ____________________. If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate of like tenor and series representing the balance of the Warrants remaining after exercise of this Warrant Certificate for the number of Shares specified above be registered in the name of _____________________ whose address is ____________________ and that such
Warrant Certificate be delivered to __________ whose address is ___________________. Any cash payments to be paid in lieu of a fractional Share should be made to __________ whose address is ____________________ and the check or wire transfer representing payment thereof should delivered to __________ whose address is ___________________.

                  Dated:  _______________, _____


                  Name of holder of Warrant Certificate:
                                                          (Please print)

                  Social Security or other identifying number:

                  Address:          ___________________________

                                   ____________________________

                                   ____________________________


                  Signature:        ___________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:

                             [Form of Assignment]


                  For value received ________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, its attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:  __________, _____                  ______________________________



Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.



Signature Guaranteed: